Exhibit 99.1

For release: November 12, 2003, 6:00 am EST	Contact: Mark Rittenbaum

Greenbrier reports profitable results for quarter and year, maintains strong backlog, grows management services business

          Lake Oswego, Oregon, November 12, 2003 –

          HIGHLIGHTS

•	Strong performance in both North America and Europe drove profitability for the fourth quarter and year.

•	Net earnings for the fourth quarter ended August 31, 2003 were $3.3 million, or $.23 per diluted share. This compares to a net loss of $2.3 million, or $.16 per diluted share, in the fourth quarter of fiscal 2002, and to net income of $3.0 million, or $.21 per diluted share, for the third quarter ended May 31, 2003.

•	Revenues for the fourth quarter of fiscal 2003 grew by 20% to $108 million, on a 50% increase in new railcar deliveries in North America of 1,800 units, compared to 1,200 units in the prior fourth quarter.

•	Net earnings for the second half of fiscal 2003 were $6.3 million, or $.44 per diluted share, compared to a net loss of $4.2 million, or $.30 per diluted share, for the second half of fiscal 2002.

•	Net earnings for the full fiscal year 2003 were $4.3 million, or $.30 per diluted share.

•	Revenues for fiscal 2003 grew by 42% to $435 million, on a 70% increase in new railcar deliveries in North America to 5,600 units, compared to 3,300 units in the prior year.

•	New railcar manufacturing backlog in North America and Europe was 10,700 units valued at $580 million at August 31, 2003, compared to 5,200 units valued at $280 million at August 31, 2002.

•	Maintenance management services continues to grow. An agreement was entered into with Burlington Northern and Santa Fe (BNSF) Railway, under which Greenbrier is managing freight car repair billing for BNSF. Greenbrier now owns 12,000 railcars and provides maintenance and other asset management services for 115,000 railcars.

•	Industry supply issues continue to be addressed through acquisition of a second railcar truck castings foundry in Alliance, Ohio, via a joint venture with ACF Industries and ASF – Keystone.

•	The Company continues to maintain strong liquidity. After debt reductions of $33 million during the year, August 31, 2003 cash balances grew to $76 million; unused lines of credit remained at $110 million in North America. EBITDA from continuing operations for fiscal 2003 was $39 million.

          The Greenbrier Companies [NYSE:GBX] today reported profitable results for its fourth fiscal quarter and fiscal year ended August 31, 2003. Higher production rates and improved margins and operating efficiencies continue to drive results. Both North American and discontinued

European operations reported profits for the fourth quarter. North America was profitable for the year as well, with Europe operating near break-even.

          Backlog remains strong in both North America and Europe, stretching into fiscal 2005. The August 31, 2003 backlog includes 9,000 units valued at $440 million from North American operations and 1,700 units valued at $140 million from European operations. The May 31, 2003 backlog included 10,500 units valued at $500 million in North America and 1,500 units valued at $130 million in Europe.

          William A. Furman, president and chief executive officer, said, “The new railcar market in North America is clearly in the midst of a recovery. Industry orders of 35,186 for the first three quarters of 2003 exceed orders of 28,457 for all of 2002. Greenbrier’s new railcar marketshare in North America continues to exceed 30%, more than double our share of industry capacity. Our strong backlog provides good financial visibility. As we enter 2004 with a strong balance sheet and liquidity position, we intend to more aggressively pursue strategic initiatives and deploy capital in accretive investments in the North American railroad supply industry.”

          Furman added, “Progress continues to be made on the recapitalization of the European operations. The Company has entered into a non-exclusive letter of intent with private investors, subject to financing, documentation, and final approval by Greenbrier’s Board of Directors. The Company remains committed to completing the recapitalization during its second fiscal quarter of 2004. In the meantime, Greenbrier Europe has returned to profitability and has produced substantially improved financial results.”

          Mark Rittenbaum, senior vice president and treasurer, noted, “During the fourth fiscal quarter of 2003, the Company delivered 1,800 new railcars in North America. This compares to only 1,500 railcars in the third quarter of 2003 and 1,200 railcars in the fourth quarter of 2002. For the year as a whole, deliveries were 5,600 units, compared to 3,300 units in fiscal 2002. In 2004, the Company anticipates deliveries will approach 8,000 railcars.”

          Rittenbaum added, “Greenbrier continues to maintain strong liquidity. Cash balances have grown by $17 million in 2003 to $76 million. Unused lines of credit are nearly $110 million. Over the past two years, the Company paid down over $90 million of debt and participation, of which $40 million was paid in fiscal 2003. EBITDA from continuing operations was $39 million for fiscal 2003, compared to $28 million for fiscal 2002.”

          The Greenbrier Companies (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry in North America. Greenbrier builds new railroad freight cars in the U.S., Canada and Mexico, and repairs and refurbishes freight cars and wheels at thirteen locations across North America. The Company also builds new railroad freight cars and refurbishes freight cars for the European market through its manufacturing operations in Poland and various sub-contractor facilities throughout Europe. At Greenbrier’s Portland, Oregon manufacturing facility, it builds ocean-going barges for the maritime industry. Greenbrier owns approximately 12,000 railcars and performs management services for approximately 115,000 railcars.

          Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements as to expectations, beliefs, and future financial performance. These forward-looking statements are dependent on a number of factors, business risks and issues, a change in which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors, risks and issues are set forth from time to time under “Forward-Looking Statements,” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in Greenbrier’s SEC filings and reports. Any forward-looking statement speaks only as of the date on which such statement is made. Greenbrier undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

          The Greenbrier Companies will host a teleconference to discuss fourth quarter and fiscal year end results. Teleconference details are as follows:

Wednesday, November 12, 2003
8:00 am Pacific Standard Time
Real-time Audio Access:  (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time. Following the call, a replay will be available on the same site.

THE GREENBRIER COMPANIES, INC.
Condensed Consolidated Balance Sheets
 August 31,

(In thousands, except per share amounts, unaudited)

	2003	2002

Assets
Cash and cash equivalents	$75,700	$58,777
Accounts and notes receivable	59,669	45,135
Inventories	91,310	56,868
Investment in direct finance leases	41,821	69,536
Equipment on operating leases	139,047	151,580
Property, plant and equipment	56,684	58,292
Other	23,483	21,507
Discontinued operations	51,234	65,751

	$538,948	$527,446

Liabilities and Stockholders’ Equity
Revolving notes	$5,267	$3,571
Accounts payable and accrued liabilities	114,459	96,237
Participation	55,901	60,995
Deferred revenue	39,776	3,949
Deferred income taxes	16,127	13,823
Notes payable	110,715	136,577
Discontinued operations	59,742	77,188
Subordinated debt	20,921	27,069
Minority interest	4,898	4,898
Stockholders’ equity	111,142	103,139

	$538,948	$527,446

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Operations

Years ended August 31,
(In thousands, except per share amounts, unaudited)

	2003	2002	2001

Revenue
Manufacturing	$364,548	$233,379	$427,841
Leasing & services	70,443	72,250	80,986

	434,991	305,629	508,827
Cost of revenue
Manufacturing	337,205	217,238	393,422
Leasing & services	43,609	44,694	43,295

	380,814	261,932	436,717
Margin	54,177	43,697	72,110
Other costs
Selling and administrative expense	31,354	29,221	37,692
Interest expense	11,859	15,456	18,478
Special charges	—	1,896	—

	43,213	46,573	56,170
Earnings (loss) before income tax and equity in unconsolidated subsidiaries	10,964	(2,876)	15,940
Income tax benefit (expense)	(4,700)	1,743	(7,167)

Earnings (loss) before equity in unconsolidated subsidiaries	6,264	(1,133)	8,773
Equity in loss of unconsolidated subsidiaries	(1,898)	(2,578)	(641)

Earnings (loss) from continuing operations	4,366	(3,711)	8,132
Loss from discontinued operations (net of tax)	(49)	(22,383)	(7,013)

Net earnings (loss)	$4,317	$(26,094)	$1,119

Basic earnings (loss) per common share:
Continuing operations	$0.31	$(0.26)	$0.57
Discontinued operations	0.00	(1.59)	(0.49)

Net earnings (loss)	$0.31	$(1.85)	$0.08

Diluted earnings (loss) per common share:
Continuing operations	$0.30	$(0.26)	$0.57
Discontinued operations	0.00	(1.59)	(0.49)

Net earnings (loss)	$0.30	$(1.85)	$0.08

Weighted average common shares:
Basic	14,138	14,121	14,151
Diluted	14,325	14,121	14,170

THE GREENBRIER COMPANIES, INC.

Condensed Consolidated Statements of Cash Flows
 Years ended August 31,

(In thousands, unaudited)

	2003	2002	2001

Cash flows from operating activities:
Net earnings (loss)	$4,317	$(26,094)	$1,119
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Loss from discontinued operations	49	22,383	7,013
Other changes in discontinued operations	(2,978)	22,061	1,236
Deferred income taxes	2,304	(13,097)	1,682
Depreciation and amortization	18,066	17,960	17,796
Gain on sales of equipment	(454)	(910)	(1,390)
Other	1,429	(3,419)	(1,177)
Decrease (increase) in assets:
Accounts and notes receivable	(14,534)	(9,186)	20,300
Inventories	(37,554)	(3,600)	42,141
Other	863	3,843	2,716
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	18,119	17,974	(31,119)
Participation	(5,094)	22	3,763
Deferred revenue	36,583	(664)	1,939

Net cash provided by operating activities	21,116	27,273	66,019

Cash flows from investing activities:
Acquisitions, net of cash acquired	(3,126)	—	(282)
Principal payments received under direct finance leases	14,294	18,828	20,761
Proceeds from sales of equipment	23,954	24,042	47,772
Investment in joint venture	—	—	(4,000)
Investment in discontinued operations	—	(16,843)	(4,660)
Capital expenditures	(10,094)	(21,402)	(70,136)

Net cash provided by (used in) investing activities	25,028	4,625	(10,545)

Cash flows from financing activities:
Changes in revolving notes	1,696	(4,285)	(227)
Proceeds from notes payable	6,348	4,285	50,000
Repayments of notes payable	(32,914)	(36,399)	(31,604)
Repayment of subordinated debt	(6,148)	(10,422)	(257)
Dividends	—	(847)	(5,086)
Exercise of stock options	1,797	—	—
Purchase of common stock	—	—	(959)

Net cash provided by (used in) financing activities	(29,221)	(47,668)	11,867

Increase (decrease) in cash and cash equivalents	16,923	(15,770)	67,341
Cash and cash equivalents
Beginning of period	58,777	74,547	7,206

End of period	$75,700	$58,777	$74,547

THE GREENBRIER COMPANIES, INC.

Supplemental Disclosure
 Reconciliation of Net Cash Provided by Operating Activities to EBITDA
(In thousands, unaudited)

	August 31,

	2003	2002	2001

Net cash provided by operating activities	$21,116	$27,273	$66,019
Changes in working capital	1,617	(8,389)	(39,740)
Changes in discontinued operations	2,978	(22,061)	(1,236)
Deferred income taxes	(2,304)	13,097	(1,682)
Gain on sales of equipment	454	910	1,390
Other	(1,429)	3,419	1,177
Income tax expense (benefit)	4,700	(1,743)	7,167
Interest expense	11,859	15,456	18,478

EBITDA from continuing operations	$38,991	$27,962	$51,573

[1]	“EBITDA” (earnings from continuing operations before interest, taxes, depreciation and amortization) is a useful liquidity measurement tool commonly used by rail supply companies and Greenbrier. It should not be considered in isolation or as a substitute for cash flows from operating activities or cash flow statement data prepared in accordance with generally accepted accounting principles.

Quarterly Results of Operations

     Unaudited operating results by quarter for 2003 and 2002 are as follows:

(In thousands, except per share amounts)

	First	Second	Third	Fourth	Total

2003
Revenue
Manufacturing	$79,211	$86,539	$108,099	$90,699	$364,548
Leasing & services	17,678	18,190	16,853	17,722	70,443

	96,889	104,729	124,952	108,421	434,991
Cost of revenue
Manufacturing	74,335	83,173	98,494	81,203	337,205
Leasing & services	11,566	10,961	10,265	10,817	43,609

	85,901	94,134	108,759	92,020	380,814
Margin	10,988	10,595	16,193	16,401	54,177
Other costs
Selling and administrative expense	6,670	7,534	8,040	9,110	31,354
Interest expense	3,282	2,992	2,340	3,245	11,859

Earnings before income tax, minority interest, and equity in unconsolidated subsidiaries	1,036	69	5,813	4,046	10,964
Income tax expense	(396)	(51)	(2,539)	(1,714)	(4,700)
Minority interest	(18)	18	—	—	—
Equity in loss of unconsolidated subsidiaries	(517)	(437)	(461)	(483)	(1,898)

Earnings (loss) from continuing operations	105	(401)	2,813	1,849	4,366
Earnings (loss) from discontinued operations	(848)	(836)	193	1,442	(49)

Net earnings (loss)	$(743)	$(1,237)	$3,006	$3,291	$4,317

Basic earnings (loss) per common share:
Continuing operations	$.01	$(.03)	$.20	$.13	$.31
Net earnings (loss)	$(.05)	$(.09)	$.21	$.23	$.31
Diluted earnings (loss) per common share:
Continuing operations	$.01	$(.03)	$.20	$.13	$.30
Net earnings (loss)	$(.05)	$(.09)	$.21	$.23	$.30

Certain reclasses have been made to conform to 2003 presentation.

	First	Second	Third	Fourth	Total

2002
Revenue
Manufacturing	$53,217	$53,552	$54,175	$72,435	$233,379
Leasing & services	18,239	18,270	18,048	17,693	72,250

	71,456	71,822	72,223	90,128	305,629
Cost of revenue
Manufacturing	49,692	52,899	51,619	63,028	217,238
Leasing & services	10,231	10,632	12,142	11,689	44,694

	59,923	63,531	63,761	74,717	261,932
Margin	11,533	8,291	8,462	15,411	43,697
Other costs
Selling and administrative expense	7,364	6,940	7,025	7,892	29,221
Interest expense	4,249	3,915	3,667	3,626	15,456
Special charges	—	2,083	—	(187)	1,896

Earnings (loss) before income tax, minority interest, and equity in unconsolidated subsidiary	(80)	(4,647)	(2,230)	4,081	(2,876)
Income tax benefit (expense)	32	1,830	576	(695)	1,743
Minority interest	(171)	171	—	—	—
Equity in loss of unconsolidated subsidiary	(508)	(416)	(327)	(1,327)	(2,578)

Earning (loss) from Continuing operations	(727)	(3,062)	(1,981)	2,059	(3,711)
Earnings (loss) from discontinued operations	(4,316)	(13,764)	10	(4,313)	(22,383)

Net loss	$(5,043)	$(16,826)	$(1,971)	$(2,254)	$(26,094)

Basic earnings (loss) per common share:
Continuing operations	$(.05)	$(.22)	$(.14)	$.15	$(.26)
Net earnings (loss)	$(.36)	$(1.19)	$(.14)	$(.16)	$(1.85)
Diluted earnings (loss) per common share:
Continuing operations	$(.05)	$(.22)	$(.14)	$.15	$(.26)
Net earnings (loss)	$(.36)	$(1.19)	$(.14)	$(.16)	$(1.85)

Certain reclasses have been made to conform to the 2003 presentation.